As filed with the Securities and Exchange Commission on November 22, 2021
1933 Act Registration No. 333-238932
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 5
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in its Charter)
Indiana
(State or Other Jurisdiction of Incorporation or Organization)
35-0472300
(I.R.S. Employer Identification No.)
1301 South Harrison Street, P.O. Box 1110, Fort Wayne, Indiana 46801
(260) 455-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Craig T. Beazer, Esquire
The Lincoln National Life Insurance Company
150 North Radnor Chester Road, Radnor, PA 19087
1-877-275-5642
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Nadine Rosin, Esquire
The Lincoln National Life Insurance Company
350 Church Street
Hartford, Connecticut 06103
Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: □
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. □
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	☒	Smaller reporting company	□

Emerging growth company	□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □
CALCUATION OF REGISTRATION FEE
Title of each class of securities to be registered.	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Lincoln Level Advantage® B-Share Lincoln Level Advantage® Advisory Lincoln Level Advantage® B-Class Lincoln Level Advantage® Advisory Class Lincoln Level Advantage® Fee-Based Lincoln Level Advantage® Select B-Share Lincoln Level Advantage® Design B-Share Lincoln Level Advantage® Design Advisory Lincoln Level Advantage® Access	19,301,123,927[1,2]	N/A	17,916,001,541	$2,325,497[1]

1No new or additional securities are being registered with this filing. This table replicates the Calculation of Registration Fee table included as part of the Form S-3 registration statement filed on June 4, 2020.
2Pursuant to Rule 415(a)(6) under the Securities Act, the registration statement filed on June 4, 2020 carried forward $1,385,122,386 unsold securities, all of which are included under “Amount to be registered” above, that were previously registered on the Form S-3 registration statement (File No. 333-231487) initially filed on May 15, 2019 by The Lincoln National Life Insurance Company. Because a filing fee of $167,877 was previously paid for the securities carried forward, no filing fee is due in connection with those securities. The offering of securities on the earlier registration statement was deemed terminated as of the date of effectiveness of the registration statement filed on June 4, 2020.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
This Post-Effective Amendment No. 5 (“PEA”) to the Form S-3 Registration Statement No. 333-238932 (“Registration Statement”) of The Lincoln National Life Insurance Company is being filed for the purpose of including in the registration statement the additions/modifications reflected in the Supplement. A new index and several new Indexed Accounts are being added to Lincoln Level Advantage® B-Share Indexed Variable Annuity, Lincoln Level Advantage® Design B-Share Indexed Variable Annuity, Lincoln Level Advantage® Select B-share Indexed Variable Annuity, Lincoln Level Advantage® Access Indexed Variable Annuity, Lincoln Level Advantage® Advisory Indexed Variable Annuity, Lincoln Level Advantage® Design Advisory Indexed Variable Annuity, Lincoln Level Advantage® B-Class Indexed Variable Annuity, Lincoln Level Advantage® Advisory Class Indexed Variable Annuity. The performance trigger crediting method is being added to Lincoln Level Advantage® B-Class Indexed Variable Annuity, Lincoln Level Advantage® Advisory Class. Part II has also been updated pursuant to the requirements of Form S-3. This PEA does not amend any other part of the Registration Statement except as specifically noted herein.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
LINCOLN LIFE VARIABLE ANNUITY ACCOUNT N

Lincoln Level Advantage® B Share
Lincoln Level Advantage® Access
Lincoln Level Advantage® Design B Share

Supplement dated _____, 2022 to the Prospectus

This supplement to your Lincoln Level Advantage® variable and index-linked annuity prospectus describes the addition of a new investment option. It is for informational purposes and requires no action on your part. All other provisions of your prospectus not discussed in this supplement remain unchanged.

The following Indexed Accounts will be available to new contractowners beginning February 22, 2022:

1-Year Performance Cap Indexed Account with Protection Level
•	First Trust American Leadership* Cap, 10% Protection
•	First Trust American Leadership Cap, 15% Protection
6-Year Performance Cap Indexed Account with Protection Level
•	First Trust American Leadership Cap, 10% Protection
•	First Trust American Leadership Cap, 20% Protection
3-Year Participation Rate Indexed Account with Protection Level
•	First Trust American Leadership Participation, 10% Protection
1-Year Performance Trigger Rate Indexed Account with Protection Level
•	First Trust American Leadership Performance Trigger, 10% Protection
6-Year Spread Indexed Account with Protection Level
•	First Trust American Leadership Spread, 15% Protection

*The First Trust American Leadership Index (“Index”) is a product of First Trust Portfolios L.P. (“First Trust Portfolios”) and has been licensed for use by The Lincoln National Life Insurance Company (“Licensee”).  FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios or its affiliates (collectively, “First Trust”) and have been licensed for use by Licensee in connection with the Product(s).

The Product(s) is not issued, sponsored, endorsed, sold or promoted by First Trust.  First Trust has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Products(s).   First Trust makes no representation or warranty, express or implied, to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Index to track general stock market performance.  First Trust’s only relationship to Licensee is in the licensing of the FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM trademarks, trade names, and service marks of First Trust and the use of the Index, which is determined and composed by First Trust without regard to Licensee or the Product(s), and providing educational support related to the Index.  First Trust has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining or composing the Index.  First Trust is not responsible for and has not participated in the determination or calculation of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted to cash.  Additionally, First Trust is not responsible for and has not participated in the calculation of the Index or any financial instrument (including, but not limited to, other indices) serving as a constituent of the Index.  First Trust has no obligation or liability in connection with the administration, marketing or trading of the Product(s).  There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns.  First Trust Portfolios is not an investment advisor.  Inclusion of a security or financial instrument within an index is not a recommendation by First Trust to buy, sell, or hold such security, nor is it considered to be investment advice.

FIRST TRUST DOES NOT GUARANTEE THE ACCURACY, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE INDEX OR ANY DATA INCLUDED THEREIN.  FIRST TRUST SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE INDEX OR THE CALCULATION THEREOF.  FIRST TRUST MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN.  FIRST TRUST MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FIRST TRUST HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN FIRST TRUST AND LICENSEE. THE CONSTITUENT INDICES ARE PROPERTY OF PERSONS OTHER THAN FIRST TRUST.  FIRST TRUST DOES NOT GUARANTEE THE ACCURACY, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE CONSTITUENT INDICES OR ANY DATA INCLUDED THEREIN.  FIRST TRUST SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE CONSTITUENT INDICES OR THE CALCULATION THEREOF OR ANY MATTER RELATED TO SUCH CONSTITUENT INDICES

INVESTMENTS OF THE INDEXED ACCOUNTS – Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. The index is not a fund and is not available as a direct investment. The new Indexed Accounts listed above are based on the performance of the following securities index. The following description is added to your prospectus:

First Trust American Leadership Index. The First Trust American Leadership Index provides exposure to a selection of U.S. stocks. Some companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry.

RISK FACTORS - Risks of Investing in the Indexed Account – The following paragraph is added to the section that lists risks associated with the currently available indices:

First Trust American Leadership Index: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.

Please retain this supplement for future reference.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
LINCOLN LIFE VARIABLE ANNUITY ACCOUNT N

Lincoln Level Advantage® Advisory
Lincoln Level Advantage® Design Advisory

Supplement dated _____, 2022 to the Prospectus

This supplement to your Lincoln Level Advantage® variable and index-linked annuity prospectus describes the addition of a new investment option. It is for informational purposes and requires no action on your part. All other provisions of your prospectus not discussed in this supplement remain unchanged.

The following Indexed Accounts will be available to new contractowners beginning February 22, 2022:

1-Year Performance Cap Indexed Account with Protection Level
•	First Trust American Leadership* Cap, 10% Protection
•	First Trust American Leadership Cap, 15% Protection
6-Year Performance Cap Indexed Account with Protection Level
•	First Trust American Leadership Cap, 10% Protection
•	First Trust American Leadership Cap, 20% Protection
3-Year Participation Rate Indexed Account with Protection Level
•	First Trust American Leadership Participation, 10% Protection
1-Year Performance Trigger Rate Indexed Account with Protection Level
•	First Trust American Leadership Performance Trigger, 10% Protection

*The First Trust American Leadership Index (“Index”) is a product of First Trust Portfolios L.P. (“First Trust Portfolios”) and has been licensed for use by The Lincoln National Life Insurance Company (“Licensee”).  FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios or its affiliates (collectively, “First Trust”) and have been licensed for use by Licensee in connection with the Product(s).

The Product(s) is not issued, sponsored, endorsed, sold or promoted by First Trust.  First Trust has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Products(s).   First Trust makes no representation or warranty, express or implied, to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Index to track general stock market performance.  First Trust’s only relationship to Licensee is in the licensing of the FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM trademarks, trade names, and service marks of First Trust and the use of the Index, which is determined and composed by First Trust without regard to Licensee or the Product(s), and providing educational support related to the Index.  First Trust has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining or composing the Index.  First Trust is not responsible for and has not participated in the determination or calculation of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted to cash.  Additionally, First Trust is not responsible for and has not participated in the calculation of the Index or any financial instrument (including, but not limited to, other indices) serving as a constituent of the Index.  First Trust has no obligation or liability in connection with the administration, marketing or trading of the Product(s).  There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns.  First Trust Portfolios is not an investment advisor.  Inclusion of a security or financial instrument within an index is not a recommendation by First Trust to buy, sell, or hold such security, nor is it considered to be investment advice.

FIRST TRUST DOES NOT GUARANTEE THE ACCURACY, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE INDEX OR ANY DATA INCLUDED THEREIN.  FIRST TRUST SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE INDEX OR THE CALCULATION THEREOF.  FIRST TRUST MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN.  FIRST TRUST MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FIRST TRUST HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN FIRST TRUST AND LICENSEE. THE CONSTITUENT INDICES ARE PROPERTY OF PERSONS OTHER THAN FIRST TRUST.  FIRST TRUST DOES NOT GUARANTEE THE ACCURACY, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE CONSTITUENT INDICES OR ANY DATA INCLUDED THEREIN.  FIRST TRUST SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE CONSTITUENT INDICES OR THE CALCULATION THEREOF OR ANY MATTER RELATED TO SUCH CONSTITUENT INDICES

INVESTMENTS OF THE INDEXED ACCOUNTS – Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. The index is not a fund and is not available as a direct investment. The new Indexed Accounts listed above are based on the performance of the following securities index. The following description is added to your prospectus:

First Trust American Leadership Index. The First Trust American Leadership Index provides exposure to a selection of U.S. stocks. Some companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry.

RISK FACTORS - Risks of Investing in the Indexed Account – The following paragraph is added to the section that lists risks associated with the currently available indices:

First Trust American Leadership Index: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.

Please retain this supplement for future reference.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
LINCOLN LIFE VARIABLE ANNUITY ACCOUNT N

Lincoln Level Advantage® Select B Share

Supplement dated _____, 2022 to the Prospectus

This supplement to your Lincoln Level Advantage® variable and index-linked annuity prospectus describes the addition of a new investment option. It is for informational purposes and requires no action on your part. All other provisions of your prospectus not discussed in this supplement remain unchanged.

The following Indexed Accounts will be available to new contractowners beginning February 22, 2022:

1-Year Performance Cap Indexed Account with Protection Level
•	First Trust American Leadership* Cap, 10% Protection
•	First Trust American Leadership Cap, 15% Protection
6-Year Performance Cap Indexed Account with Protection Level
•	First Trust American Leadership Cap, 10% Protection
•	First Trust American Leadership Cap, 20% Protection
1-Year Performance Trigger Rate Indexed Account with Protection Level
•	First Trust American Leadership Performance Trigger, 10% Protection

*The First Trust American Leadership Index (“Index”) is a product of First Trust Portfolios L.P. (“First Trust Portfolios”) and has been licensed for use by The Lincoln National Life Insurance Company (“Licensee”).  FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios or its affiliates (collectively, “First Trust”) and have been licensed for use by Licensee in connection with the Product(s).

The Product(s) is not issued, sponsored, endorsed, sold or promoted by First Trust.  First Trust has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Products(s).   First Trust makes no representation or warranty, express or implied, to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Index to track general stock market performance.  First Trust’s only relationship to Licensee is in the licensing of the FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM trademarks, trade names, and service marks of First Trust and the use of the Index, which is determined and composed by First Trust without regard to Licensee or the Product(s), and providing educational support related to the Index.  First Trust has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining or composing the Index.  First Trust is not responsible for and has not participated in the determination or calculation of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted to cash.  Additionally, First Trust is not responsible for and has not participated in the calculation of the Index or any financial instrument (including, but not limited to, other indices) serving as a constituent of the Index.  First Trust has no obligation or liability in connection with the administration, marketing or trading of the Product(s).  There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns.  First Trust Portfolios is not an investment advisor.  Inclusion of a security or financial instrument within an index is not a recommendation by First Trust to buy, sell, or hold such security, nor is it considered to be investment advice.

FIRST TRUST DOES NOT GUARANTEE THE ACCURACY, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE INDEX OR ANY DATA INCLUDED THEREIN.  FIRST TRUST SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE INDEX OR THE CALCULATION THEREOF.  FIRST TRUST MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN.  FIRST TRUST MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FIRST TRUST HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN FIRST TRUST AND LICENSEE. THE CONSTITUENT INDICES ARE PROPERTY OF PERSONS OTHER THAN FIRST TRUST.  FIRST TRUST DOES NOT GUARANTEE THE ACCURACY, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE CONSTITUENT INDICES OR ANY DATA INCLUDED THEREIN.  FIRST TRUST SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE CONSTITUENT INDICES OR THE CALCULATION THEREOF OR ANY MATTER RELATED TO SUCH CONSTITUENT INDICES

INVESTMENTS OF THE INDEXED ACCOUNTS – Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. The index is not a fund and is not available as a direct investment. The new Indexed Accounts listed above are based on the performance of the following securities index. The following description is added to your prospectus:

First Trust American Leadership Index. The First Trust American Leadership Index provides exposure to a selection of U.S. stocks. Some companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry.

RISK FACTORS - Risks of Investing in the Indexed Account – The following paragraph is added to the section that lists risks associated with the currently available indices:

First Trust American Leadership Index: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.

Please retain this supplement for future reference.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
LINCOLN LIFE VARIABLE ANNUITY ACCOUNT N

Lincoln Level Advantage® B Class
Lincoln Level Advantage® Advisory Class

Supplement dated _____, 2022 to the Prospectus

This supplement to your Lincoln Level Advantage® variable and index-linked annuity prospectus describes the addition of a new investment option. It is for informational purposes and requires no action on your part. All other provisions of your prospectus not discussed in this supplement remain unchanged.

The following Indexed Accounts will be available to new contractowners beginning February 22, 2022:

1-Year Performance Cap Indexed Account with Protection Level
•	First Trust American Leadership Cap, 15% Protection
6-Year Performance Cap Indexed Account with Protection Level
•	First Trust American Leadership Cap, 10% Protection
•	First Trust American Leadership Cap, 20% Protection
1-Year Performance Trigger Rate Indexed Account with Protection Level
•	First Trust American Leadership Performance Trigger, 10% Protection

*The First Trust American Leadership Index (“Index”) is a product of First Trust Portfolios L.P. (“First Trust Portfolios”) and has been licensed for use by The Lincoln National Life Insurance Company (“Licensee”).  FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios or its affiliates (collectively, “First Trust”) and have been licensed for use by Licensee in connection with the Product(s).

The Product(s) is not issued, sponsored, endorsed, sold or promoted by First Trust.  First Trust has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Products(s).   First Trust makes no representation or warranty, express or implied, to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Index to track general stock market performance.  First Trust’s only relationship to Licensee is in the licensing of the FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM trademarks, trade names, and service marks of First Trust and the use of the Index, which is determined and composed by First Trust without regard to Licensee or the Product(s), and providing educational support related to the Index.  First Trust has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining or composing the Index.  First Trust is not responsible for and has not participated in the determination or calculation of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted to cash.  Additionally, First Trust is not responsible for and has not participated in the calculation of the Index or any financial instrument (including, but not limited to, other indices) serving as a constituent of the Index.  First Trust has no obligation or liability in connection with the administration, marketing or trading of the Product(s).  There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns.  First Trust Portfolios is not an investment advisor.  Inclusion of a security or financial instrument within an index is not a recommendation by First Trust to buy, sell, or hold such security, nor is it considered to be investment advice.

FIRST TRUST DOES NOT GUARANTEE THE ACCURACY, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE INDEX OR ANY DATA INCLUDED THEREIN.  FIRST TRUST SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE INDEX OR THE CALCULATION THEREOF.  FIRST TRUST MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN.  FIRST TRUST MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FIRST TRUST HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN FIRST TRUST AND LICENSEE. THE CONSTITUENT INDICES ARE PROPERTY OF PERSONS OTHER THAN FIRST TRUST.  FIRST TRUST DOES NOT GUARANTEE THE ACCURACY, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE CONSTITUENT INDICES OR ANY DATA INCLUDED THEREIN.  FIRST TRUST SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE CONSTITUENT INDICES OR THE CALCULATION THEREOF OR ANY MATTER RELATED TO SUCH CONSTITUENT INDICES

INVESTMENTS OF THE INDEXED ACCOUNTS – Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. The index is not a fund and is not available as a direct investment. The new Indexed Accounts listed above are based on the performance of the following securities index. The following description is added to your prospectus:

First Trust American Leadership Index. The First Trust American Leadership Index provides exposure to a selection of U.S. stocks. Some companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry.

RISK FACTORS - Risks of Investing in the Indexed Account – The following paragraph is added to the section that lists risks associated with the currently available indices:

First Trust American Leadership Index: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.

Please retain this supplement for future reference.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
Lincoln Life Variable Annuity Account N
Lincoln Level Advantage® B-Class Indexed Variable Annuity
Lincoln Level Advantage® Advisory Class Indexed Variable Annuity

Supplement dated _________, 2022

This supplement describes changes to the prospectus for your Lincoln Level Advantage® Indexed Variable Annuity contract. It is for informational purposes and requires no action on your part. All other provisions in your prospectus remain unchanged.
OVERVIEW
Two new Indexed Accounts will be available on new contracts beginning February 22, 2022. One of these accounts offers a 1-year Indexed Term, a 15% Protection Level, and a Performance Cap. The other account offers a 1-Year Indexed Term, a 10% Protection Level, and a Performance Trigger Rate. You can find complete details about all the features of your contract in your prospectus. In addition, several Indexed Accounts, outlined below, will be unavailable for new contracts beginning February 22, 2022.
DESCRIPTION OF CHANGES

The following Indexed Accounts are available for new contractowners beginning February 22, 2022:
1-Year Performance Cap Indexed Account with Protection Level
•	S&P 500® Cap, 15% Protection
1-Year Performance Trigger Rate Indexed Account with Protection Level
•	S&P 500® Performance Trigger, 10% Protection
The following Indexed Accounts are no longer available to new contractowners beginning February 22, 2022:
1-Year Performance Cap Indexed Account with Protection Level
•	S&P 500® Cap, 20% Protection
6-Year Performance Cap Annual Lock Indexed Accounts with Protection Level
•	Annual Lock S&P 500® Cap, 10% Protection
•	Annual Lock Russell 2000® Cap, 10% Protection
•	Annual Lock Capital Strength Net Fee IndexSM Cap, 10% Protection
•	Annual Lock MSCI EAFE Cap, 10% Protection

As a result, the following discussion describes changes that are incorporated into the specified sections of your prospectus.

Special Terms – The following changes are made to the Special Terms section:
The following terms are added:
Crediting Method – The method used in determining the Performance Rate for an Indexed Segment. There are two Crediting Methods: Performance Cap and Performance Trigger Rate.
Performance Trigger Rate –The rate used to determine the Performance Rate for an Indexed Segment at the end of an Indexed Term if there is zero or positive performance.
The following term is revised:

    Performance Rate – A rate of return for an Indexed Segment based on the performance of an index over a specified period of time, adjusted for the applicable Protection Level and adjusted by either the Performance Cap or the Performance Trigger Rate, depending on the Indexed Account you choose.
Risk Factors – In addition to those Risk Factors outlined in Risks of Investing in the Indexed Accounts section, the following potential risks are associated with Indexed Accounts with Performance Triggers and are added to the Risks of Investing in the Indexed Accounts section.

1.
Gains in your Indexed Segment are limited by any applicable Performance Trigger Rate. If the performance of the index is zero or positive, a specified rate is used to determine the Segment Maturity Value. The Performance Trigger Rate may be lower than the actual performance of the Index, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Performance Trigger Rate applies for the full term on the Indexed Segment. The Performance Trigger Rate may be lower for contracts with the Guarantee of Principal Death Benefit. Performance Trigger Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.

2.
The available Indexed Accounts with applicable Performance Trigger Rates will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Account, Protection Levels, and Performance Trigger Rates are available to you. There is no guarantee that an Indexed Account will be available in the future. The Performance Trigger Rate for a new Segment may be lower than the current Rate. You risk the possibility that a declared Performance Trigger Rate may be lower than you would find acceptable, so you should make sure the Segment you select is appropriate for your investment goals.

3.
If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, same Index, and Performance Trigger Rate, if available. The Performance Trigger Rate in effect at the time for new Indexed Segments will apply. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.

The Investments of the Indexed Accounts section is changed as follows:

The following Indexed Accounts are added to the list of available Indexed Accounts, noted as being available to new contracts beginning February 22, 2022:

1-Year Performance Cap Indexed Account with Protection Level
•	S&P 500® Cap, 15% Protection
1-Year Performance Trigger Rate Indexed Account with Protection Level
•	S&P 500® Performance Trigger, 10% Protection
The following Indexed Accounts are removed from the list of available Indexed Accounts, noted as unavailable for new contracts beginning February 22, 2022:

1-Year Performance Cap Indexed Account with Protection Level
•	S&P 500® Cap, 20% Protection
6-Year Performance Cap Annual Lock Indexed Accounts with Protection Level
•	Annual Lock S&P 500® Cap, 10% Protection
•	Annual Lock Russell 2000® Cap, 10% Protection
•	Annual Lock Capital Strength Net Fee IndexSM Cap, 10% Protection
•	Annual Lock MSCI EAFE Cap, 10% Protection

The following section is added immediately after the Indexed Segments with Performance Caps with Annual Locks section:
Performance Trigger Rates – The Performance Trigger Rate is a rate of return for an Index Segment, declared at the beginning of the Indexed Term, that is used to determine the Segment Maturity Value if the index return for the Indexed Term is zero or positive. If the percentage change of the Index Value is greater than or equal to zero on the End Date, the Performance Rate is equal to the Performance Trigger Rate.
The Performance Trigger Rate may vary depending on the Death Benefit option that you select. The Performance Trigger Rate will not change during the Indexed Term.
The initial Performance Trigger Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Trigger Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Trigger Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and subject to the Performance Trigger Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate multiplied by the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount that you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment will be reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Trigger Rate. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For example:
Indexed Term Segment Start Date = 3/1/2022
Indexed Account = 1-Year with a 5% Performance Trigger Rate and 10% Protection
Allocation to Indexed Segment = $100,000
Indexed Crediting Base: $100,000

				B		A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Trigger Rate	Performance Rate		Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)		Segment Maturity Value
3/1/2023	+2%	+5%	+5%		$100,000		$105,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Trigger Rates may be higher or lower than the initial Performance Trigger Rate. Subsequent Performance Trigger Rates may differ from the Performance Trigger Rate used for new contracts or for other contracts issued at different times. The Company will determine new Performance Trigger Rates on a basis that does not discriminate unfairly within any class of contracts.
The Contracts – Allocation of Purchase Payments – Allocation to Indexed Accounts.  The second paragraph is updated as follows: The rate hold will provide the Performance Cap Rate, Performance Trigger Rate, and Protection Level for your elected Indexed Accounts that were in effect on the date your application was received at the Home Office for any Purchase Payments allocated to the Indexed Accounts that are received within 30 days from that date.
The following information is added to Appendix B of your prospectus.
Interim Value for Indexed Segment(s) with Performance Trigger Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Trigger Rate if the Index performance is greater than or equal to zero as set forth in (B) where:

(A)	is the sum of (1) and (2), where:
(1)	is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total days remaining in the Indexed Term divided by 365.
(2)	is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.

(B)	is F multiplied by (1 + (G x H)), where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = 0, if the Index performance on the Valuation Date the Interim Value is calculated is less than 0; or the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term, if the Index performance is greater than or equal to 0;
H = Performance Trigger Rate.
Fair Value of the Indexed Crediting Base. The final paragraph of this section of Appendix B is restated as follows:

The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap or Performance Trigger Rate is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us. State variations may apply. Consult your registered representative.

Fair Value of Replicating Portfolio of Options – The first five paragraphs of this section of Appendix B are restated as follows:

We utilize a fair market value methodology to value the replicating portfolio of options that support this product.

For each Segment, we solely designate and value options, each of which is tied to the performance of the Index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap, Performance Trigger Rate, and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.

The options valued for each Indexed Account type are as follows:
A.	At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Indexed Term.
B.	Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate.
C.	Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
D.	Digital option: This represents the market value of the option to provide the Performance Trigger Rate under positive Index returns.
E.	At-the money put option: This represents the market value of the potential to receive an amount equal to the percentage loss of the index during the Indexed Term.
Note: Put option C will always reduce the Interim Value even if the index has increased during the Indexed Term.

For each Segment with no Annual Lock with Performance Cap Rates and Protection Levels, the replicating portfolio of options is equal to: A minus B minus C.

For each Segment with Performance Triggers and Protection Levels, the replicating portfolio of options is equal to: D minus C.

For each Segment with Annual Lock, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment.

The following examples are added to the Examples section of Appendix B.

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Protection Levels.

	1 Year	1 Year
Indexed Term length ………………………………………………………….	12 months	12 months
Months since Indexed Term Start Date …………………………………….	7	4
Indexed Crediting Base ………………………………………………………	$1,000	$1,000
Protection Level ……………………………………………………………….	10%	10%
Performance Trigger Rate…………………………………………………..	9.50%	9.50%
Months to End Date …………………………………………………………..	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of Indexed Crediting Base …………….……………………	$995	$992
2. Fair Value of Replicating Portfolio of Options…………………………..	$(65)	$(72)
A. Sum of 1 + 2 ……………………………………………………………..	$930	$920
B. Application of pro-rated Performance Trigger Rate …………………..	$1,000	$1,000
Account Interim Value = Minimum of A and B……………………………..	$930	$920

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of Indexed Crediting Base …………….……………………	$995	$992
2. Fair Value of Replicating Portfolio of Options…………………………..	$5	$(3)
A. Sum of 1 + 2 ……………………………………………………………..	$1,000	$989
B. Application of pro-rated Performance Trigger Rate …………………..	$1,000	$1,000
Account Interim Value = Minimum of A and B……………………………..	$1,000	$989

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of Indexed Crediting Base …………….……………………	$995	$992
2. Fair Value of Replicating Portfolio of Options…………………………..	$67	$54
A. Sum of 1 + 2 ……………………………………………………………..	$1,062	$1,046
B. Application of pro-rated Performance Trigger Rate …………………..	$1,055	$1,032
Account Interim Value = Minimum of A and B……………………………..	$1,055	$1,032

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of Indexed Crediting Base …………….……………………	$995	$992
2. Fair Value of Replicating Portfolio of Options…………………………..	$79	$69
A. Sum of 1 + 2 ……………………………………………………………..	$1,074	$1,061
B. Application of pro-rated Performance Trigger Rate …………………..	$1,055	$1,032
Account Interim Value = Minimum of A and B……………………………..	$1,055	$1,032

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The estimated expenses for the issuance and distribution of the contracts described in the prospectus are as follows:
Accountant’s Fees & Expenses:	$ 40,000
Legal Fees & Expenses:	$115,000
Printing Fees & Expenses:	$ 60,000
Registration Fees:	$2,325,497
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Our Amended and Restated Bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:
•	reasonable expenses (including attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those brought by, or on behalf of, us) if they are successful on the merits or otherwise in the defense of such proceeding.
•	reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest. In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful or have no reasonable cause to believe his/her conduct was unlawful.
Indiana law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their service as a director or officer of the corporation.
No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper. Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.
In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.
Such indemnification may apply to claims arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.
We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us.
The indemnification and advancement of expenses provided for in our Amended and Restated Bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to under other agreements, shareholders’ and board resolutions and our Amended and Restated Articles of Incorporation.
ITEM 16. EXHIBITS
1(a). Amended and Restated Principal Underwriting Agreement dated May 1, 2007 between The Lincoln National Life Insurance Company and Lincoln Financial Distributors, Inc. incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.

1(b). Form of Broker-Dealer Selling Agreement by and among The Lincoln National Life Insurance Company, Lincoln Life & Annuity Company of New York and Lincoln Financial Distributors, Inc. incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
2. None.
4(a). Annuity Contract (30070-B) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
4(b). Annuity Contract (30070-A 8/03) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
4(c). Indexed Account(s) Rider (AR-601) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
Amendment to Indexed Account(s) Rider (AR-649) incorporated herein by reference to Post-Effective Amendment No. 3 on Form S-3 (File No. 333-231487) filed on February 26, 2020.
4(d). Variable and Indexed Linked Annuity Payment Option Rider (i4LA-IA-NQ) incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-222785) filed on May 14, 2018.
4(e). Variable and Indexed Linked Annuity Payment Option Rider (i4LA-IA-Q) incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-222785) filed on May 14, 2018.
4(f). Guarantee of Principal Death Benefit Rider (ICC18-32148) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
4(g). Guarantee of Principal Death Benefit Rider (ICC16-32148) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
4(h). Application (ANF11534) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.
4(i). Indexed Account(s) Rider (AR-640 IVA) incorporated herein by reference to Post-Effective Amendment No. 3 on Form S-3 (File No. 333-231487) filed on February 26, 2020.
4(j). Indexed Account Rider (AR 650) (Performance Triggers with Protection Level) incorporated herein by reference to initial Registration Statement on Form S-3 (File No. 333-238932) filed on June 4, 2020.
4(k). Indexed Account Rider (AR 651) (Performance Cap with Protection Level or Floor) incorporated herein by reference to initial Registration Statement on Form S-3 (File No. 333-238932) filed on June 4, 2020.
4(l). Indexed Account Rider (AR 660) (Performance Trigger with Protection Level or Floor) incorporated herein by reference to initial Registration Statement on Form S-3 (File No. 333-238932) filed on June 4, 2020.
4(m). Advisory Fee Endorsement (ICC19AE-594) incorporated herein by reference to initial Registration Statement on Form S-3 (File No. 333-238932) filed on August 14, 2020.
4(n). Indexed Account Rider (21AR-686) incorporated herein by reference to Post-Effective Amendment No. 3 on Form S-3 (File No. 333-238932) filed on September 1, 2021.
5. Opinion and Consent of Counsel re: Legality of securities being registered filed herein to be filed by amendment.
8. None.
12. None.
15. None.
23. Consent of Independent Registered Public Accounting Firm to be filed by amendment.
24. Powers of Attorney incorporated herein by reference to Post-Effective No. 4 on Form S-3 (File No. 333-238932) filed on November 2, 2021.
25. None.
26. None.
99. None.
ITEM 17. UNDERTAKINGS
The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:
B-2

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:
i. to include any prospectus require by Section 10(a)(3) of the Securities Act of 1933;
ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and
iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that Paragraphs 1.i, 1.ii, and 1.iii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 242;
ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6. The undersigned registrant herby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
B-3

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, and State of Connecticut on this 22nd day of November, 2021 at 12:55 pm.
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (Registrant)
/s/ Kimberly A. Genovese
By: Kimberly A. Genovese
Title: Vice President
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 22nd day of November, 2021 at 12:55 pm.
Signature	Title
*/s/ Dennis R. Glass Dennis R. Glass	President and Director (Principal Executive Officer)
*/s/ Ellen Cooper Ellen Cooper	Executive Vice President, Chief Investment Officer and Director
*/s/ Randal J. Freitag Randal J. Freitag	Executive Vice President, Chief Financial Officer, Interim Chief Accounting Officer and Director (Principal Financial Officer)
*/s/Craig T. Beazer Craig T. Beazer	Executive Vice President, Director, and General Counsel

*/s/ Keith J. Ryan Keith J. Ryan	Vice President and Director
*By: /s/ Kimberly A. Genovese Kimberly A. Genovese	Pursuant to a Power of Attorney

B-5